Exhibit 99.1

Select Bancorp, Inc.
Consolidated Balance Sheets

($ in thousands)	September 30, 2021 (unaudited)	December 31, 2020
ASSETS
Cash and due from banks	$23,403	23,324
Interest earning deposits in other banks	165,863	87,399
Certificates of deposit	250	—
Federal funds sold	2,395	5,364
CASH AND CASH EQUIVALENTS	191,911	116,087
Investment securities available for sale, at fair value	228,255	194,492
Loans held for sale	—	2,064
Loans	1,293,434	1,304,384
Allowance for loan losses	(12,554)	(14,108)
NET LOANS	1,280,880	1,290,276
Accrued interest receivable	4,737	5,110
Stock in Federal Home Loan Bank ("FHLB"), at cost	862	1,147
Other non-marketable securities	655	709
Foreclosed real estate	2,409	2,172
Premises and equipments, net	19,559	20,587
Right of use lease asset	7,952	8,558
Bank-owned life insurance	30,901	30,432
Goodwill	42,907	42,907
Core deposit intangible	1,091	1,513
Other assets	14,952	13,991
TOTAL ASSETS	$1,827,071	1,730,045

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits: Demand	$475,636	395,916
Savings	58,425	51,843
Money market and NOW	705,117	649,677
Time	326,267	388,381
TOTAL DEPOSITS	1,565,445	1,485,817
Long-term debt	12,372	12,372
Lease liability	8,426	8,930
Accrued interest payable	105	246
Accrued expenses and other liabilities	13,601	7,312
TOTAL LIABILITIES	1,599,949	1,514,677

Shareholders' Equity
Preferred stock, no par value per share. 5,000,000 shares authorized; no preferred shares were
Issued and outstanding September 30, 2021 and December 31, 2020	—	—
Common stock, $1 par value. 50,000,000 shares authorized; 17,252,000 and 17,507,103 shares
Issued & outstanding at September 30, 2021 and December 31, 2020, respectively	17,252	17,507
Additional paid in capital	132,704	135,058
Retained earnings	79,406	60,838
Common stock issued to deferred compensation trust, at cost; 272,509 and 274,956 shares
outstanding at September 30, 2021 and December 31, 2020, respectively	(2,449)	(2,416)
Directors' Deferred Compensation Plan Rabbi Trust	2,449	2,416
Accumulated other comprehensive (loss) income	(2,240)	1,965
TOTAL SHAREHOLDERS' EQUITY	227,122	215,368
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,827,071	1,730,045
See accompanying notes to unaudited consolidated financial statements.

Select Bancorp, Inc.
Consolidated Statements of Operations (Unaudited)

($ in thousands, except share data-unaudited)	Nine Months Ended September 30,
	2021	2020
INTEREST INCOME
Loans	$50,743	43,079
Federal funds sold and interest-earning deposits in other banks	139	255
Investments	2,864	1,169
TOTAL INTEREST INCOME	53,746	44,503

INTEREST EXPENSE
Money market, NOW, and savings deposits	2,116	1,887
Time deposits	2,457	4,922
Short-term debt	48	373
Long-term debt	204	896
TOTAL INTEREST EXPENSE	4,825	8,078

NET INTEREST INCOME	48,921	36,425
(Recovery of) provision for loan losses	(1,334)	5,844
NET INTEREST INCOME AFTER (RECOVERY OF) PROVISION FOR LOAN LOSSES	50,255	30,581

NONINTEREST INCOME
Service charges on deposit accounts	759	801
Fees from sale of mortgages	787	1,165
Fees from sale of SBA loans	416	—
Other fees and income	3,286	2,613
TOTAL NON-INTEREST INCOME	5,248	4,579
NONINTEREST EXPENSES
Personnel	18,042	17,160
Occupancy and equipment	2,966	2,925
Deposit insurance	866	434
Professional fees	1,444	1,222
Core deposit intangible amortization	422	553
Merger/acquisition related expenses	—	755
Information systems	3,152	3,053
Foreclosure-related expenses	109	420
Other	4,509	3,294
TOTAL NON-INTEREST EXPENSE	31,510	29,816

INCOME BEFORE INCOME TAXES	23,993	5,344
Income tax expense	5,425	1,102

NET INCOME	$18,568	4,242

Earnings per common share:
Basic	$1.07	0.24
Diluted	1.07	0.23

Weighted average common shares outstanding:
Basic	17,281,656	18,038,345
Diluted	17,329,035	18,062,170
See accompanying notes to unaudited consolidated financial statements.

Select Bancorp, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)

($ in thousands)	Nine Months Ended September 30,
	2021	2020
Net income	$18,568	4,242
Other comprehensive (loss) income:
Unrealized (loss) gains on investment securities-available for sale	(5,461)	822
Tax effect	1,256	(189)
Total	(4,205)	633

Total comprehensive income	$14,363	$4,875
See accompanying notes to unaudited consolidated financial statements.

Select Bancorp, Inc.
Consolidated Statements of Changes in Shareholders' Equity (Unaudited)

($ in thousands, except share data)	Common Stock		Additional paid-in capital	Retained Earnings	Deferred Comp Plan	Common stock issued to Deferred Comp Trust	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
	Shares	Amount
Nine Months Ended September 30, 2020
Balances, January 1, 2020	18,330,058	$18,330	140,870	52,675	2,815	(2,815)	900	212,775
Net income				4,242				4,242
Directors' equity incentive plan, net					(463)	463		—
Stock repurchases	(544,506)	(544)	(4,011)					(4,555)
Stock option exercises	1,000	1	6					7
Stock-based compensation			265					265
Other comprehensive income							633	633
Balances, September 30, 2020	17,786,552	$17,787	137,130	56,917	2,352	(2,352)	1,533	213,367

Nine Months Ended September 30, 2021
Balances, January 1, 2021	17,507,103	$17,507	135,058	60,838	2,416	(2,416)	1,965	215,368
Net income				18.568				18,568
Directors' equity incentive plan, net					33	(33)		—
Stock repurchases	(286,799)	(287)	(2,907)					(3,194)
Stock option exercised	31,696	32	253					285
Stock-based compensation			300					300
Other comprehensive loss							(4,205)	(4,205)
Balances, September 30, 2021	17,252,000	$17,252	132,704	79,406	2,449	(2,449)	(2,240)	227,122

See accompanying notes to unaudited consolidated financial statements.

Select Bancorp, Inc.
Consolidated Statements of Cash Flows (Unaudited)

($ in thousands)	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$18,568	4,242
Reconciliation of net income to net cash provided by operating activities:
(Recovery of) provision for credit losses	(1,334)	5,844
Depreciation and amortization of premises and equipment	1,066	1,335
Amortization and accretion of investment securities	569	436
Amortization of right of use lease asset	606	941
Accretion of deferred loan fees and costs	(3,522)	(688)
Amortization of core deposit intangible	422	553
Accretion of acquisition premium on time deposits	(183)	(206)
Stock-based compensation	300	265
Accretion on acquired loans	(1,300)	(1,075)
Proceeds from loans held for sale	42,628	43,904
Originations of loans held for sale	(39,361)	(44,756)
Gain on sale of loans held for sale	(1,203)	(1,165)
Net loss on sale and write downs of foreclosed real estate	88	390
Increase in cash surrender value of bank owned life insurance	(469)	(482)
Change in assets and liabilities:	—	—
Net change in accrued interest receivable	373	41
Net change in other assets	349	(6,029)
Net change in accrued expenses and other liabilities	6,148	15,889
NET CASH PROVIDED BY OPERATING ACTIVITIES	23,745	19,439
CASH FLOWS FROM INVESTING ACTIVITIES
Redemption (purchase) of FHLB stock	285	(14)
Redemption of non-marketable security	—	1
Purchase of investments securities available for sale	(54,537)	(39,794)
Maturities of investment securities available for sale	3,436	10,511
Proceeds from the sale of available for sale securities	500	—
Cash received from branch acquisition	—	60,234
Mortgage-backed securities pay-downs	10,808	14,602
Net change in loans outstanding	13,550	(149,341)
Proceed from sale of foreclosed real estate	1,677	180
Purchases of premises and equipment	(38)	(1,531)
NET CASH USED IN INVESTING ACTIVITIES	(24,319)	(105,152)
CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposits	79,811	294,665
Repayment of lease liabilities	(504)	(825)
Repurchase of common stock	(3,194)	(4,556)
Proceeds from stock option exercised	285	7
NET CASH PROVIDED BY FINANCING ACTIVITIES	76,398	289,291
NET CHANGE IN CASH AND CASH EQUIVALENTS	75,824	203,578
CASH AND CASH EQUIVALENTS, BEGINNING	116,087	79,077
CASH AND CASH EQUIVALENTS, ENDING	$191,911	282,655

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for interest paid	$4,966	8,207
Cash paid during the period for income taxes paid	2,933	3,202
Non-cash: Unrealized (loss) gain on securities available for sale, net of taxes	(4,205)	633
Non-cash: Foreclosed loans transferred to other real estate	2,023	274

Acquisition:
Assets acquired (excluding goodwill)	—	170,914
Liabilities assumed	—	186,416
Goodwill recorded	—	17,335
See accompanying notes to consolidated financial statements.

SELECT BANCORP, INC.
Notes to Consolidated Financial Statements (Unaudited)
NOTE A - BASIS OF PRESENTATION

Select Bancorp, Inc. (the “Company”) is a bank holding company whose principal business activity consists of ownership of Select Bank & Trust Company (referred to as the “Bank”). In 2004, the Company formed New Century Statutory Trust I, which issued trust preferred securities to provide additional capital for general corporate purposes, including the current and future expansion of the Company. New Century Statutory Trust I is not a consolidated subsidiary of the Company.

All significant inter-company transactions and balances have been eliminated in consolidation. In management’s opinion, the financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information as of and for the nine months ended September 30, 2021 and 2020, in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The organization and business of the Company, accounting policies followed by the Company and other relevant information are contained in the notes to the financial statements filed as part of the Company’s 2020 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 11, 2021. This quarterly report should be read in conjunction with the Annual Report.

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, as well as the amounts of income and expense during the reporting period. Actual results could differ from those estimates. Operating results for the nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2021.

As described in more detail in Note J to the consolidated financial statements, on June 1, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with First Bancorp, the holding company for First Bank, Southern Pines, North Carolina, pursuant to which the Company will merge with and into First Bancorp (the “Merger”), and the Bank will merge with and into First Bank.

COVID-19. Significant progress has been made to combat the outbreak of the coronavirus disease, or COVID-19, that was declared a global pandemic by the World Health Organization in March of 2020. However, the COVID-19 pandemic has adversely impacted a broad range of industries in which the Company’s customers operate and could still impair their ability to meet their financial obligations to the Company. The Company’s business depends upon the willingness and ability of its employees and customers to conduct banking and other financial transactions. Although it appears that public health and economic conditions are trending in a positive direction as of September 30, 2021, a resurgence of COVID-19 could result in further adverse effects on the Company’s business, financial condition, results of operations, and cash flows. It is not possible to know the full extent of the impact of COVID-19 and the measures enacted to curtail its spread on the Company’s future operations.
NOTE B - EARNINGS PER SHARE

Basic net income per share is computed based upon the weighted average number of shares of common stock outstanding during the period. Diluted net income per share includes the dilutive effect of stock options outstanding during the period. At September 30, 2021 and 2020 there were 98,100 and 243,120 anti-dilutive stock options outstanding, respectively.

	For the Nine Months Ended September 30,
	2021			2020
($ in thousands, except per share amount)	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net Income	$18,568			$4,242
Weighted Average number of common shares used in computing basic net income per share		17,281,656	$1.07		18,038,345	$0.24
Effect of dilutive stock options		47,379			23,825
Weighted average number of common shares and dilutive potential common shares used in computing diluted net income per share		17,329,035	$1.07		18,062,170	$0.23

NOTE C - RECENT ACCOUNTING PRONOUNCEMENTS

The following summarizes recent accounting pronouncements and their expected impact on the Company:

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, guidance to change the accounting for credit losses and modify the impairment model for certain debt securities. ASU 2016-13 requires an entity to utilize a new impairment model known as the current expected credit loss ("CECL") model to estimate its lifetime "expected credit loss" and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in earlier recognition of credit losses. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, including loans and available-for-sale debt securities. Entities will apply the standard's provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. On October 16, 2019, the FASB voted to delay implementation of CECL until January 2023 for certain companies, including smaller reporting companies (as defined by the SEC). The Company currently qualifies as a smaller reporting company and is still assessing the impact that this new guidance will have on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04 - Reference Rate Reform (Topic 848) - Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU provides for temporary, optional guidance to ease the potential burden in accounting for, or recognizing the effects of, reference rate reform on financial reporting. The provisions of this ASU are elective and applicable to all entities that have contracts, hedging relationships and other transactions, subject to certain criteria, that reference LIBOR or another reference rate to be discontinued because of reference rate reform. There are practical expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedge accounting relationships affected by reference rate reform in order to facilitate a smoother transition to new reference rates. For contracts meeting certain criteria, a change in the contract's reference interest rate would be accounted for as a continuation of that contract rather than the creation of a new contract. This provision applies to loans, debt, leases, and other arrangements. An entity will also be permitted to preserve its hedge accounting when updating its hedging strategies in response to reference rate reform. The guidance will only apply to contracts or hedge accounting relationships that reference LIBOR or another reference rate expected to be discontinued due to reference rate reform. This ASU was effective upon issuance and generally can be applied through December 31, 2022. The Company has evaluated this ASU and does not expect it to have an impact on the Company’s consolidated financial position.

NOTE D - FAIR VALUE MEASUREMENTS

Accounting Standards Codification (“ASC”) 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements, but clarifies and standardizes some divergent practices that have emerged since prior guidance was issued. ASC 820 creates a three-level hierarchy under which individual fair value estimates are to be ranked based on the relative reliability of the inputs used in the valuation.

Fair value estimates are made at a specific moment in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument.

Because no active market readily exists for a portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Fair Value Hierarchy

The Company groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

●    Level 1 – Valuation is based upon quoted prices for identical instruments traded in active markets.
●    Level 2 – Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market.
●    Level 3 – Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

The following is a description of valuation methodologies used for assets and liabilities recorded at fair value on a recurring basis.

Investment Securities Available-for-Sale

Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include U.S. government agencies, mortgage-backed securities issued by government sponsored entities ("GSEs"), and municipal bonds. There have been no changes in valuation techniques for the nine months ended September 30, 2021. Valuation techniques are consistent with techniques used in prior periods.

The following tables summarize quantitative disclosures about the fair value measurement for each category of assets carried at fair value on a recurring basis as of September 30, 2021 and December 31, 2020 (in thousands):

Investment securities available for sale September 30, 2021	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

U.S. government agencies GSE's	$51,127	$—	51,127	—
Mortgage-backed securities - GSE's	84,843	—	84,843	—
Corporate bonds	1,750	—	1,750	—
Municipal bonds	90,535	—	90,535	—
Total investment available for sale	$228,255	—	228,255	—

Investment securities available for sale December 31, 2020	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

U.S. government agencies GSE's	$50,232	$—	50,232	—
Mortgage-backed securities - GSE's	48,931	—	48,931	—
Corporate bonds	2,350	—	2,350	—
Municipal bonds	92,979	—	92,979	—
Total investment available for sale	$194,492	—	194,492	—

The following is a description of valuation methodologies used for assets recorded at fair value on a non-recurring basis.

Impaired Loans

The Company does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and a specific reserve in the allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment in accordance with ASC 310, “Receivables”. The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value, or liquidation value and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At September 30, 2021 and December 31, 2020, substantially all of the total impaired loans were evaluated based on the fair value of the collateral. Impaired loans where a specific reserve is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the impaired loan as non-recurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as non-recurring Level 3. The significant unobservable input used in the fair value measurement of the Company’s impaired loans is the discount applied to appraised values to account for expected liquidation and selling costs. At September 30, 2021 and December 31, 2020, the discounts used are weighted between 3% and 20%. There were no transfers between levels from the prior reporting periods, and there have been no changes in valuation techniques for the nine months ended September 30, 2021.

Foreclosed Real Estate

Foreclosed real estate are properties recorded at the balance of the loan or an estimated fair value of the real estate collateral less estimated selling costs, whichever is less. Inputs include appraised values on the properties or recent sales activity for similar assets in the property’s market. Therefore, foreclosed real estate is classified within Level 3 of the hierarchy. The significant unobservable input used in the fair value measurement of the Company’s foreclosed real estate is the discount applied to appraised values to account for expected liquidation and selling costs. At September 30, 2021 and December 31, 2020, the discounts used ranged between 6% and 10%. There have been no changes in valuation techniques for the nine months ended September 30, 2021.

Loans held for sale

The Company originates fixed and variable rate residential mortgage loans on a service-release basis in the secondary market. Loans closed but not yet settled with an investor are carried in our loans held for sale portfolio. Virtually all of these loans have commitments to be purchased by investors and the majority of these loans were locked in by price with the investors on the same day or shortly thereafter that the loan was locked in with our customers. Therefore, these loans present very little market risk. The Company usually delivers to, and receives funding from, the investor within 30 to 60 days. Commitments to sell these loans to the investor are considered derivative contracts and are sold to investors on a “best efforts” basis. The Company is not obligated to deliver a loan or pay a penalty if a loan is not delivered to the investor. Because of the short-term nature of these derivative contracts, the fair value of the mortgage loans held for sale in most cases is materially the same as the value of the loan amount at its origination.

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are provided for in a valuation allowance by charges to operations as a component of mortgage banking income. Gains or losses on sales of loans are recognized when control over these assets is surrendered and such gains or losses are included in mortgage banking income in the consolidated statements of income.

The following tables summarize quantitative disclosures about the fair value measurement for each category of assets carried at fair value on a non-recurring basis as of September 30, 2021 and December 31, 2020 (in thousands):

Asset Category - September 30, 2021	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$3,688	—	—	3,688
Foreclosed real estate	2,409	—	—	2,409
Total	$6,097	—	—	6,097

Asset Category - December 31, 2020	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$6,790	—	—	6,790
Foreclosed real estate	2,172	—	—	2,172
Total	$8,962	—	—	8,962

The following table presents the carrying values and estimated fair values of the Company’s financial instruments at September 30, 2021 and December 31, 2020:

	September 30, 2021
($ in thousands)	Carrying Amount	Estimated Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and due from banks	$23,403	$23,403	$23,403	$—	—
Certificates of deposit	250	250	250	—	—
Interest-earning deposits in other banks	165,863	165,863	165,863	—	—
Federal funds sold	2,395	2,395	2,395	—	—
Investment securities available for sale	228,255	228,255	—	228,255	—
Loans held for sale	—	—	—	—	—
Loans, net	1,280,880	1,261,154	—	—	1,261,154
Accrued interest receivable	4,737	4,737	—	4,737	—
Stock in the FHLB	862	862	—	—	862
Other non-marketable securities	655	655	—	—	655

Financial liabilities:
Deposits	1,565,445	$1,566,430	$—	$—	1,566,430
Long-term debt	12,372	10,997	—	10,997	—
Accrued interest payable	105	105	—	105	—

	December 31, 2020
($ in thousands)	Carrying Amount	Estimated Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and due from banks	$23,324	$23,324	$23,324	$—	—
Certificates of deposit	—	—	—	—	—
Interest-earning deposits in other banks	87,399	87,399	87,399	—	—
Federal funds sold	5,364	5,364	5,364	—	—
Investment securities available for sale	194,492	194,492	—	194,492	—
Loans held for sale	2,064	2,064	—	2,064	—
Loans, net	1,290,276	1,294,552	—	—	1,294,552
Accrued interest receivable	5,110	5,110	—	5,110	—
Stock in the FHLB	1,147	1,147	—	—	1,147
Other non-marketable securities	709	709	—	—	709

Financial liabilities:
Deposits	1,485,817	$1,489,220	$—	$—	1,489,220
Long-term debt	12,372	9,965	—	9,965	—
Accrued interest payable	246	246	—	246	—

NOTE E - INVESTMENT SECURITIES

The amortized cost and fair value of available for sale investments, with gross unrealized gains and losses as of September 30, 2021, and December 31, 2020 as follow:

($ in thousands)	September 30, 2021				December 31, 2020
	Amortized Cost	Unrealized		Fair Value	Amortized Cost	Unrealized		Fair Value
		Gains	(Losses)			Gains	(Losses)
Securities available for sale:
U.S. government agencies - GSE's	$52,508	228	(1,609)	51,127	50,304	270	(342)	50,232
Mortgage-backed securities - GSE's	85,831	720	(1,708)	84,843	47,658	1,320	(47)	48,931
Corporate bonds	1,750	—	—	1,750	2,343	7	—	2,350
Municipal bonds	91,075	541	(1,081)	90,535	91,635	1,417	(73)	92,979
Total	$231,164	1,489	(4,398)	228,255	191,940	3,014	(462)	194,492

As of September 30, 2021 and December 31, 2020, accumulated other comprehensive income included net unrealized losses totaling $2.9 million and net unrealized gains totaling $2.6 million, respectively. As of September 30, 2021 and December 30, 2020, deferred tax assets resulting from these net unrealized losses totaled $669,000 and $875,000, respectively.

Securities with a carrying value of $73.0 million and $68.4 million at September 30, 2021 and December 31, 2020, respectively, were pledged to secure public monies on deposit as required by law, customer repurchase agreements, and access to the Federal Reserve Discount Window.

None of the unrealized losses relate to the credit quality of the securities or the issuer’s ability to honor redemption obligations. The Company has the intent to hold these securities to recovery, and it is not more than likely than not that the Company will be required to sell these securities before recovery. No other than temporary impairments were identified for these investments having unrealized losses for the periods ended September 30, 2021 and December 31, 2020. The Company has not incurred any losses related to securities sales in the first nine months of 2021 or during the year ended December 31, 2020.

The following tables show the gross unrealized losses and fair value of the Company’s investment securities, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at September 30, 2021 and December 31, 2020.

	September 30, 2021
	Securities in an Unrealized Loss Position for Less than 12 Months		Securities in an Unrealized Loss Position for More than 12 Months		Total
($ in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government agencies - GSE's	$29,787	(1,013)	15,104	(596)	44,891	(1,609)
Mortgage-backed securities - GSE's	60,958	(1,528)	5,293	(180)	66,251	(1,708)
Municipal bonds	53,606	(972)	3,729	(109)	57,335	(1,081)
Total temporarily impaired securities	$144,351	(3,513)	24,126	(885)	168,477	(4,398)

At September 30, 2021, the Company had 12 securities with an unrealized loss for more than twelve months totaling $885,000. Seventy-five securities had unrealized losses for less than twelve months totaling $3.5 million at September 30, 2021, which consisted of forty municipal bonds, nine U.S. government agencies - GSE's and twenty-six Mortgage-backed - GSE's bonds. All unrealized losses are attributable to the general trend of interest rates.

	December 31, 2020
	Securities in an Unrealized Loss Position for Less than 12 Months		Securities in an Unrealized Loss Position for More than 12 Months		Total
($ in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government agencies - GSE's	$42,159	(340)	420	(2)	42,579	(342)
Mortgage-backed securities - GSE's	19,297	(46)	1,999	(1)	21,296	(47)
Municipal bonds	10,105	(73)	—	—	10,105	(73)
Total temporarily impaired securities	$71,561	(459)	2,419	(3)	73,980	(462)

At December 31, 2020, the Company had one Mortgage-backed security - GSE's and two U.S. government agencies - GSE's with an unrealized loss for more than twelve months totaling $3,000. The Company had thirty securities with an unrealized losses for less than twelve months totaling $459,000 at December 31, 2020. All unrealized losses are attributable to the general trend of interest rates.

NOTE F - LOANS

Following is a summary of the composition of the Company’s loan portfolio at September 30, 2021 and December 31, 2020:

($ in thousands)	September 30, 2021		December 31, 2020
	Amount	Percentage	Amount	Percentage
Real estate loans:
1 to 4 family residential	$165,774	12.82%	194,031	14.88%
Commercial real estate	683,276	52.82%	608,482	46.65%
Multi-family residential	83,892	6.49%	82,508	6.32%
Construction	217,727	16.83%	236,735	18.15%
Home equity line of credit ("HELOC")	57,858	4.47%	53,806	4.12%
Total real estate loans	1,208,527	93.43%	1,175,562	90.12%

Other loans:
Commercial and industrial	85,218	6.59%	125,700	9.64%
Loans to individuals	3,776	0.29%	6,629	0.51%
Overdrafts	91	0.01%	493	0.04%
Total other loans	89,085	6.89%	132,822	10.19%

Gross loans	1,297,612		1,308,384
Less deferred loan originations fees, net	(4,178)	(0.32)%	(4,000)	(0.31)%
Total loans	1,293,434	100.00%	1,304,384	100.00%
Allowance for loan losses	(12,554)		(14,108)
Total loans, net	$1,280,880		1,290,276

For purchased credit-impaired ("PCI") loans acquired from Legacy Select, Premara and First Citizens, the contractually required payments including principal and interest, cash flows expected to be collected as of September 30, 2021 and December 31, 2020 were:

($ in thousands)	September 30, 2021	December 31, 2020
Contractually required payments	$30,303	37,241
Nonaccretable difference	3,273	3,586
Cash flows expected to be collected	27,030	33,655
Accretable yield	4,490	4,622
Carry value	$22,540	29,033

Loans are primarily secured by real estate located in North Carolina, southeastern Virginia and northwestern South Carolina. Real estate loans can be affected by the condition of the local real estate market and by local economic conditions.

At September 30, 2021, the Company had pre-approved but unused lines of credit for customers totaling $368.0 million. In management’s opinion, these commitments, and undisbursed proceeds on loans reflected above, represent no more than normal lending risk to the Company and will be funded from normal sources of liquidity.

During 2020 and 2021 some of the Paycheck Protection Program (“PPP”) loans were forgiven and as of September 30, 2021 and December 31, 2020 the Bank had $20.1 million and $55.5 million outstanding, respectively. The PPP loan program is sponsored by the U.S. Small Business Administration (the “SBA”) primarily to facilitate the continuation of paychecks to employees of businesses impacted by the COVID-19 pandemic. These loans are guaranteed by the SBA and can be forgiven and paid off by the SBA if all conditions of the program are met. Loans that do not meet the conditions of the PPP loan program could result in the Bank incurring a charge-off. The extent of this potential loss to the Bank is not known since the conditions of the program have changed and are subject to future changes.

The Company pledged $77.7 million of loans to the Federal Home Loan Bank to secure borrowings at September 30, 2021.

The following tables present an age analysis of past due loans, segregated by class of loans as of September 30, 2021 and December 31, 2020, respectively:

	September 30, 2021
($ in thousands)	30-59 Days Past Due	60-89 Days Past Due	90+ Days Accruing	Nonaccrual Loans	Total Past Due	Total Current	Loans
Commercial and industrial	$—	64	—	4,151	4,215	81,003	85,218
Construction	2	466	—	235	703	217,024	217,727
Multi-family residential	—	—	—	—	—	83,892	83,892
Commercial real estate	590	—	56	17	663	682,613	683,276
Loans to individuals & overdrafts	11	—	—	2	13	3,854	3,867
1 to 4 family residential	209	448	—	985	1,642	164,132	165,774
HELOC	37	336	—	—	373	57,485	57,858
Deferred loan (fees) costs, net	—	—	—	—	—	—	(4,178)
	$849	1,314	56	5,390	7,609	1,290,003	1,293,434

	December 31, 2020
($ in thousands)	30-59 Days Past Due	60-89 Days Past Due	90+ Days Accruing	Nonaccrual Loans	Total Past Due	Total Current	Loans
Commercial and industrial	$11	1,003	2	3,601	4,617	121,083	125,700
Construction	8	—	—	154	162	236,573	236,735
Multi-family residential	—	1,533	—	—	1,533	80,975	82,508
Commercial real estate	1,880	—	9	2,008	3,897	604,585	608,482
Loans to individuals & overdrafts	10	—	—	145	155	6,967	7,122
1 to 4 family residential	700	—	760	655	2,115	191,916	194,031
HELOC	67	—	31	227	325	53,481	53,806
Deferred loan (fees) costs, net	—	—	—	—	—	—	(4,000)
	$2,676	2,536	802	6,790	12,804	1,295,580	1,304,384

Impaired Loans

The following tables present information on loans that were considered to be impaired as of September 30, 2021, December 31, 2020 and September 30, 2020:

	As of September 30, 2021			Nine Months Ended September 30, 2021
($ in thousands)	Recorded Investment	Contractual Unpaid Principal Balance	Related Allowance for Loan Losses	Average Recorded Investment	Interest Income Recognized on Impaired Loans
With no related allowance recorded:
Commercial and industrial	$3,488	3,488	—	3,748	135
Construction	235	235	—	251	6
Commercial real estate	2,575	2,575	—	2,642	162
HELOC	413	413	—	398	22
1 to 4 family residential	1,246	1,246	—	1,183	31
Subtotal:	7,957	7,957	—	8,222	356

With an allowance recorded:
Commercial and industrial	1,960	2,160	1,192	1,728	11
Commercial real estate	1,660	1,660	342	1,260	42
Loans to individuals & overdrafts	2	2	2	1	—
HELOC	66	66	3	65	3
Subtotal:	3,688	3,888	1,539	3,054	56

Totals:
Commercial	9,918	10,118	1,534	9,629	356
Consumer	2	2	2	1	—
Residential	1,725	1,725	3	1,646	56
Grand Total:	$11,645	11,845	1,539	11,276	412
Impaired loans at September 30, 2021 were approximately $8.9 million and were composed of $5.4 million in non-accrual loans and $6.3 million in loans that were still accruing interest. Recorded investment represents the current principal balance of the loan. Approximately $3.7 million in impaired loans had specific allowances provided for them while the remaining $8.0 million had no specific allowances recorded at September 30, 2021. Of the $8.0 million with no allowance recorded, no loans have had partial charge-offs recorded.

	As of December 31, 2020			Nine Months Ended September 30, 2020
($ in thousands)	Recorded Investment	Contractual Unpaid Principal Balance	Related Allowance for Loan Losses	Average Recorded Investment	Interest Income Recognized on Impaired Loans
With no related allowance recorded:
Commercial and industrial	$2,231	2,525	—	4,475	152
Construction	252	440	—	291	17
Commercial real estate	5,090	5,426	—	5,661	127
Loans to individuals & overdrafts	250	287	—	273	14
Multi-family residential	—	—	—	99	—
HELOC	383	478	—	575	22
1 to 4 family residential	206	259	—	292	—
Subtotal:	8,412	9,415	—	11,666	332

With an allowance recorded:
Commercial and industrial	1,641	1,918	419	576	18
Commercial real estate	415	415	323	208	46
HELOC	82	83	7	264	6
1 to 4 family residential	14	16	9	64	6
Subtotal:	2,152	2,432	758	1,112	76

Totals:
Commercial	9,629	10,724	742	11,310	360
Consumer	250	287	—	273	14
Residential	685	836	16	1,195	34
Grand Total:	$10,564	11,847	758	12,778	408
Impaired loans at December 31, 2020 were approximately $10.6 million and included $6.8 million in non-accrual loans and $3.8 million in loans still in accruing status. Recorded investment represents the current principal balance of the loan. Approximately $2.2 million of the $10.6 million in impaired loans at December 31, 2020 had specific allowances aggregating $0.8 million while the remaining $8.4 million had no specific allowances recorded. Of the $8.4 million with no allowance recorded, partial charge-offs through December 31, 2020 amounted to $81,000.
Loans are placed on non-accrual status when it has been determined that all contractual principal and interest will not be received. Any payments received on these loans are applied to principal first and then to interest only after all principal has been collected. In the case of an impaired loan that is still on accrual basis, payments are applied to both principal and interest.

Troubled Debt Restructurings

The following table presents loans that were modified as troubled debt restructurings (“TDRs”) with a breakdown of the types of concessions made by loan class during the nine months ended September 30, 2021 and 2020:

($ in thousands)	Nine Months Ended September 30, 2021
	Number of Contracts	Pre- Modification Outstanding Recorded Investments	Post- Modification Outstanding Recorded Investments
Extended payment terms:
Commercial real estate	1	$1,046	1,039
Commercial & industrial	2	383	279
Total	3	$1,429	1,318

($ in thousands)	Nine Months Ended September 30, 2020
	Number of Contracts	Pre- Modification Outstanding Recorded Investments	Post- Modification Outstanding Recorded Investments
Extended payment terms:
1 to 4 family residential	6	$797	537
Construction	1	157	13
HELOC	2	240	232
Commercial & industrial	4	1,091	1,083
Loans to individuals	1	14	9
Total	14	$2,299	1,874
The following table presents loans that were modified as TDRs within the past twelve months with a breakdown of the types for which there was a payment default during that period together with concessions made by loan class during the twelve month periods ended September 30, 2021 and 2020:

($ in thousands)	Twelve Months Ended September 30, 2021		Twelve Months Ended September 30, 2020
	Number of Contracts	Recorded Investment	Number of Contracts	Recorded Investment
Extended payment terms:
Commercial and industrial	2	$279	4	$2,203
Commercial real estate	—	—	—	—
Construction	—	—	2	208
1 to 4 family residential	1	374	1	10
Total	3	$653	7	$2,421
At September 30, 2021, the Bank had 48 loans with an aggregate balance of $11.8 million that were considered to be troubled debt restructurings. Of those TDRs, 33 loans with a balance totaling $7.6 million were still accruing as of September 30, 2021. The remaining TDRs with balances totaling $4.2 million as of September 30, 2021 were in non-accrual status.

The following tables present information on risk ratings of the commercial and consumer loan portfolios, segregated by loan class as of September 30, 2021 and December 31, 2020, respectively, as defined in the Company's Annual Report for Form 10-K, Note E-Loans, filed with the SEC on March 11, 2021:

September 30, 2021
($ in thousands)
Commercial Credit Exposure By Internally Assigned Grade	Commercial and industrial	Construction	Commercial real estate	Multi-family residential
Superior	$20,709	—	338	—
Very good	909	333	4,045	—
Good	4,788	2,168	108,847	4,417
Acceptable	11,961	10,386	313,955	46,617
Acceptable with care	41,427	204,466	249,526	32,858
Special mention	1,504	139	5,189	—
Substandard	3,920	235	1,376	—
Doubtful	—	—	—	—
Loss	—	—	—	—
	$85,218	217,727	683,276	83,892

Consumer Credit Exposure By Internally Assigned Grade	1 to 4 family residential	HELOC
Pass	$163,976	57,106
Special mention	664	233
Substandard	1,134	519
	$165,774	57,858

Consumer Credit Exposure Based On Payment Activity	Loans to individuals & overdrafts
Pass	$3,863
Special mention	4
$3,867

December 31, 2020
($ in thousands)
Commercial Credit Exposure By Internally Assigned Grade	Commercial and industrial	Construction	Commercial real estate	Multi-family residential
Superior	$56,510	—	123	—
Very good	508	70	8,129	—
Good	4,693	1,770	80,401	2,086
Acceptable	17,226	18,084	308,200	46,820
Acceptable with care	40,946	216,418	203,008	32,068
Special mention	1,313	239	4,344	1,534
Substandard	4,504	154	4,277	—
Doubtful	—	—	—	—
Loss	—	—	—	—
	$125,700	236,735	608,482	82,508

Consumer Credit Exposure By Internally Assigned Grade	1 to 4 family residential	HELOC
Pass	$190,975	52,756
Special mention	633	226
Substandard	2,423	824
	$194,031	53,806

Consumer Credit Exposure Based On Payment Activity	Loans to individuals & overdrafts
Pass	$6,845
Special mention	277
$7,122
Determining the fair value of PCI loans at acquisition required the Company to estimate cash flows expected to result from those loans and to discount those cash flows at appropriate rates of interest. For such loans, the excess of cash flows expected to be collected at acquisition over the estimated fair value is recognized as interest income over the remaining lives of the loans and is called the accretable yield. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition reflects the impact of estimated credit losses and is called the nonaccretable difference. In accordance with GAAP, there was no carry-over of previously established allowance for credit losses from the acquired company.
The following table presents changes in the accretable yield for PCI loans for the nine months ended September 30, 2021 and 2020:

($ in thousands)	For the Nine Months Ended September 30, 2021	For the Nine Months Ended September 30, 2020
Accretable yield, beginning of period	$4,622	3,191
Additions	—	2,949
Accretion	(1,349)	(1,209)
Reclassification from nonaccretable difference	553	67
Other changes, net	664	(107)
Accretable yield, end of period	$4,490	4,891

The following tables present a roll forward of the Company’s allowance for loan losses by loan class for the nine months ended September 30, 2021 and September 30, 2020, respectively:

	Nine Months Ended September 30, 2021
($ in thousands)	Commercial and industrial	Construction	Commercial real estate	1 to 4 family residential	HELOC	Loans to individuals & overdrafts	Multi-family residential	Total
Allowance for loan losses
Loans - excluding PCI
Balance, beginning of period 1/1/21	$3,302	2,334	5,472	1,365	371	109	820	13,773
Provision for (recovery of) loan losses	(139)	(623)	(92)	(470)	(6)	(34)	(191)	(1,555)
Loans charged-off	(198)	—	(332)	(8)	—	(52)	—	(590)
Recoveries	213	69	37	20	5	26	—	370
Balance, end of period 9/30/21	$3,178	1,780	5,085	907	370	49	629	11,998

PCI Loans
Balance, beginning of period 1/1/21	$203	31	4	85	1	—	11	335
Provision for (recovery of) loan losses	308	(31)	41	(85)	(1)	—	(11)	221
Loans charged-off	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—
Balance, end of period 9/30/21	$511	—	45	—	—	—	—	556

Total Loans
Balance, beginning of period 1/1/21	$3,505	2,365	5,476	1,450	372	109	831	14,108
Provision for (recovery of) loan losses	169	(654)	(51)	(555)	(7)	(34)	(202)	(1,334)
Loans charged-off	(198)	—	(332)	(8)	—	(52)	—	(590)
Recoveries	213	69	37	20	5	26	—	370
Balance, end of period 9/30/21	$3,689	1,780	5,130	907	370	49	629	12,554

	Nine Months Ended September 30, 2020
($ in thousands)	Commercial and industrial	Construction	Commercial real estate	1 to 4 family residential	HELOC	Loans to individuals & overdrafts	Multi-family residential	Total
Allowance for loan losses
Loans - excluding PCI
Balance, beginning of period 1/1/20	$1,127	1,731	2,837	1,437	329	175	419	8,055
Provision for (recovery of) loan losses	3,591	765	1,670	(352)	(31)	(55)	286	5,874
Loans charged-off	(628)	—	(70)	—	—	(42)	—	(740)
Recoveries	43	—	3	23	42	18	4	133
Balance, end of period 9/30/21	$4,133	2,496	4,440	1,108	340	96	709	13,322

PCI Loans
Balance, beginning of period 1/1/20	$178	6	14	56	—	—	15	269
Provision for (recovery of) loan losses	(178)	(6)	(14)	183	—	—	(15)	(30)
Loans charged-off	—	—	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—	—	—
Balance, end of period 9/30/21	$—	—	—	239	—	—	—	239

Total Loans
Balance, beginning of period 1/1/20	$1,305	1,737	2,851	1,493	329	175	434	8,324
Provision for (recovery of) loan losses	3,413	759	1,656	(169)	(31)	(55)	271	5,844
Loans charged-off	(628)	—	(70)	—	—	(42)	—	(740)
Recoveries	43	—	3	23	42	18	4	133
Balance, end of period 9/30/21	$4,133	2,496	4,440	1,347	340	96	709	13,561

NOTE G - OTHER REAL ESTATE OWNED
The following table explains changes in other real estate owned ("OREO") during the nine months ended September 30, 2021 and 2020:

($ in thousands)	Nine Months ended September 30, 2021	Nine Months ended September 30, 2020
Beginning balance at January 1	$2,172	3,533
Sales proceeds	(1,677)	(180)
Write-downs and loss on sales, net	(88)	(390)
Transfers	2,002	274
Ending balance	$2,409	3,237
At September 30, 2021 and 2020, the Company had $2.4 million and $3.2 million, respectively, of foreclosed real estate property in OREO. The Company had no loans in the process of foreclosure at September 30, 2021. At September 30, 2020, the Company had two loans with recorded investment in the amount of $428,000 in consumer mortgage loans collateralized by residential real estate property in the process of foreclosure.

NOTE H - LEASES
The Company has operating leases for branches and certain equipment. The Company’s leases have remaining lease terms of 1 year to 15 years which may include options to extend the leases for up to 5 years per option period. The Company has some leases that are month to month or expire within 1 year that are not included below.

At September 30, 2021, the Company did not have any leases that had not yet commenced for which we had created a right-of-use asset and a lease liability. For the operating leases the Company has elected the practical expedient of not separating lease components from non-lease components and instead to account for each separate lease component and the non-lease components associated with that lease as a single lease component. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Most of the lease agreements include periodic rate adjustments for inflation.

Most leases include one or more options to renew, with renewal terms that can extend the lease term from 1 to 25 years. The exercise of lease renewal options is at our sole discretion. When it is reasonably certain that the Company will exercise the option to renew or extend the lease term, that option is included in determining the value of the ROU and lease liability.

The components of lease expense were as follows:

($ in thousands)	As of and for the Nine Months Ended September 30, 2021	As of and for the Nine Months Ended September 30, 2020
Operating lease cost	$951	941
Supplemental cash flow information related to lease was as follows:
Operating cash flows from operating leases	951	941
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	7,952	8,756

The following table presents the remaining weighted average lease terms and discount rates as of September 30, 2021:

September 20, 2021
Weighted average remaining lease term operating leases	11.2 years
Weighted average discount rate operating leases	6.0%

Maturities of lease liabilities were as follows:

($ in thousands)
October 1, 2021 to December 31, 2021	$192
2022	816
2023	796
2024	769
2025	842
Thereafter	5,557
Lease payments	8,972
Amount representing interest	(546)
Present value of Net Future Minimum Lease Payments	$8,426

NOTE I - BUSINESS COMBINATIONS

On June 1, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with First Bancorp, pursuant to which the Company will merge with and into First Bancorp and the Bank will merge with and into First Bank. As of September 1, 2021, the aggregate merger consideration had an estimated total value of approximately $325.8 million, or $18.80 per share.

Subject to the terms and conditions of the Merger Agreement, the Company’s shareholders will have the right to receive 0.408 of a share of First Bancorp common stock for each share of the Company’s common stock. Additionally, at closing each outstanding and unexercised option to acquire shares of the Company’s common stock, whether or not previously vested, will be cancelled in exchange for a cash payment of $18.00 minus the exercise price for each share of the Company’s common stock subject to such stock option.

The Merger Agreement has been unanimously approved by the boards of directors of each of the Company and First Bancorp and by Company’s shareholders and First Bancorp’s shareholders. The requisite regulatory approvals have been obtained. See Note J, Subsequent Events, for more information.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety be reference to the Merger Agreement.

NOTE J - SUBSEQUENT EVENTS

Effective October 15, 2021, First Bancorp, the holding company for First Bank, headquartered in Southern Pines, North Carolina, completed its acquisition by merger of the Company (the “Merger”). The Company merged with and into First Bancorp, with First Bancorp as the surviving entity. The Merger was completed pursuant to the Merger Agreement.